                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


         AMENDMENT TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 31, 2000



                               QUOKKA SPORTS, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



             000-26311                                   94-3250045
     (Commission File Number)               (I.R.S. Employer Identification No.)



            525 Brannan Street, Ground Floor, San Francisco, CA 94107
                    (Address of Principal Executive Offices)



                                 (415) 908-3800
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


On March 31, 2000, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 1, 2000, a copy of which is attached to this report as Exhibit 2.1 (the "Agreement"), by and among Quokka Sports, Inc. and Subsidiaries (the Company), ZoneNetwork.com, Inc. ("Zone") and the Montana Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of the Company, the Company completed the merger of Merger Sub with and into Zone (the "Merger"). As a result of the Merger, Zone became a wholly-owned subsidiary of the Company and Merger Sub ceased to exist. The Merger is intended to be a tax-free reorganization for federal income tax purposes. For accounting purposes, the Merger is being treated as a purchase. As consideration for the transaction, 0.07193 of a share of the common stock of the Company ("Company Common Stock") was issued for each outstanding share of the common stock and preferred stock of Zone ("Zone Capital Stock"); the Company paid cash in lieu of fractional shares. Outstanding options and warrants for Zone Capital Stock were assumed by the Company and were automatically converted into options and warrants for Company Common Stock at the same exchange ratio, except an outstanding warrant to purchase 169,503 shares of the Series B Preferred Stock of Zone was automatically converted into a warrant to purchase 23,849 shares of Company Common Stock. The Company issued an aggregate of 1,411,639 shares of Company Common Stock in exchange for the outstanding shares of Zone Capital Stock, exclusive of any shares issuable upon exercise of outstanding options and warrants. The holders of such shares were given certain registration rights as set forth in an Amended and Restated Investors' Rights Agreement, dated as of March 31, 2000, by and among the Company and the individuals and entities identified on Exhibit A thereto, a copy of which is attached to this report as
Exhibit 4.1. Approximately ten percent (10%) of such shares were placed in escrow to secure certain indemnification obligations contained in the Agreement. Subject to outstanding claims, the escrow will terminate upon the earlier of (a) the date 30 days following the receipt by the Company of four full fiscal quarters of audited financial statements of Zone and (b) May 15, 2001. Zone produces and operates web sites that offer digital content, products and services targeted to enthusiasts of skiing, snowboarding, hiking, mountain biking, and climbing. The Company intends that the Zone business will continue to be operated in its current manner. The amount of consideration and other terms of the Agreement were determined through arms-length negotiations between the Company and Zone, which negotiations took into account the value of the acquired intellectual property and workforce of Zone, among other factors. Prior to the consummation of the Merger, there were no material relationships between Zone and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

ITEM 7. FINANCIAL STATEMENTS

(a) PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999 Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 1999 Notes to Pro Forma Condensed Consolidated Financial Information

(b) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED ZoneNetwork.com, Inc. Financial Statements Report of Independent Accountants Balance Sheet as of December 31, 1999 Statement of Operations for the Year Ended December 31, 1999 Statement of Shareholders' Deficit for the Year Ended December 31, 1999 Statement of Cash Flows for the Year Ended December 31, 1999 Notes to Financial Statements

        The pro forma condensed consolidated statements of operations for the year ended December 31, 1999 included herein reflect the results of operations of the Company for the year ended December 31, 1999, which includes the results of operations for the year ended December 31, 1999 of the Company's subsidiaries, combined with the results of operations of ZoneNetwork.com, Inc. for the year ended December 31, 1999.

BALANCE SHEET

QUOKKA SPORTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(IN THOUSANDS)

                                                                                December 31, 1999
                                                       ---------------------------------------------------------------------
                                                             Historical
                                                       -----------------------                                     Combined
                                                        QUOKKA          ZONE         Combined     Adjustments      Pro Forma
                                                       --------       --------       --------     -----------      ---------
Assets
Current assets
     Cash                                              $  3,855       $  1,927       $  5,782             --       $  5,782
     Restricted cash                                         --            115            115             --            115
     Investments in marketable securities                64,902             --         64,902             --         64,902
     Accounts receivable, net                             6,067            576          6,643             --          6,643
     Inventory, net of reserve                               --          2,384          2,384             --          2,384
     Acquired programming and distribution rights        12,042                        12,042             --         12,042
     Prepaid and other expenses                           1,823            233          2,056             --          2,056
                                                       --------       --------       --------       --------       --------
                Total Current Assets                     88,689          5,235         93,924             --         93,924
                                                       --------       --------       --------       --------       --------
                                                                                                                         --
     Property and equipment, net                         10,551          2,147         12,698                        12,698
     Intangible assets                                                                                17,075         17,075
     Other assets                                           640             25            665                           665
                                                       --------       --------       --------       --------       --------
                Total Assets                           $ 99,880       $  7,407       $107,287       $ 17,075       $124,362
                                                       ========       ========       ========       ========       ========

Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable                                  $  2,427       $  3,918       $  6,345       $  3,474       $  9,819
     Accrued expenses                                     3,797          1,717          5,514             --          5,514
     Current portion of long-term debt and                                                                --
           capitalized lease obligations                  6,041          4,209         10,250             --         10,250
     Deferred revenues                                    3,864             --          3,864             --          3,864
                                                       --------       --------       --------       --------       --------
                Total Current liabilities                16,129          9,844         25,973          3,474         29,447
                                                       --------       --------       --------       --------       --------
     Long-term debt and capitalized lease
           obligations, net of current portion           11,493            380         11,873                        11,873
                                                       --------       --------       --------       --------       --------
                Total Liabilities                        27,622         10,224         37,846          3,474         41,320
                                                       --------       --------       --------       --------       --------
Stockholders' equity                                                                                                     --
     Preferred stock                                         --             95             95            (95)            --
     Common stock                                             4            100            104           (100)             4
     Additional paid-in capital                         137,460         15,323        152,783         12,637        165,420
     Deferred compensation                                   --           (102)          (102)            --           (102)
     Warrants and other                                   7,831             --          7,831             --          7,831
     Treasury stock, at cost                               (107)            --           (107)            --           (107)
     Accumulated deficit                                (72,930)       (18,234)       (91,164)         1,159        (90,005)
                                                       --------       --------       --------       --------       --------
           Total stockholders' equity                    72,258         (2,818)        69,440         13,601         83,041
                                                       --------       --------       --------       --------       --------
                Total liabilities and
                    stockholders' equity               $ 99,880       $  7,407       $107,287       $ 17,075       $124,362
                                                       ========       ========       ========       ========       ========

          Refer also to the accompanying Notes to Pro Forma Condensed
                       Consolidated Financial Information

STATEMENTS OF OPERATIONS

QUOKKA SPORTS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS)

                                                                                  Year Ended December 31, 1999
                                                               ---------------------------------------------------------------
                                                                    Historical
                                                               -----------------------                                  Combined
                                                                QUOKKA         ZONE        Combined      Adjustments    Pro Forma
                                                               --------      --------      --------      -----------    ---------
Revenues                                                        $13,070       $ 4,627       $17,697      $     --       $17,697

Cost of revenue
      Production and other costs                                 20,070         4,356        24,426            --        24,426
      Amortization of programming and distribution rights         3,441            --         3,441            --         3,441
                                                               --------      --------       --------     --------      --------
                  Total cost of revenue                          23,511         4,356        27,867            --        27,867
                                                               --------      --------       --------     --------      --------
           Gross (loss) profit                                  (10,441)          271       (10,170)           --       (10,170)
                                                               --------      --------       --------     --------      --------
Operating expenses
      Research and enginieering                                  13,094         3,070        16,164            --        16,164
      Sales and marketing                                        19,525         8,177        27,702            --        27,702
      General and administrative                                 11,069         2,280        13,349            --        13,349
      Amortization of intangible assets                                                          --        17,075        17,075
      Depreciation                                                4,217            --         4,217                       4,217
                                                               --------      --------       --------     --------      --------
                Total operating expenses                         47,905        13,527        61,432        17,075        78,507
                                                               --------      --------       --------     --------      --------
           Loss from operations                                 (58,346)      (13,256)      (71,602)       17,075       (88,677)
 Loss of associated venture                                      (2,176)           --        (2,176)           --        (2,176)
 Minority interest in net loss of consolidated subsidiary         1,936                       1,936            --         1,936
 Other income/expense, net                                           --           (11)          (11)           --           (11)
 Interest income/(expense), net                                   1,702          (206)        1,496            --         1,496
                                                               --------      --------      --------      --------      --------
           Net loss                                            $(56,884)     $(13,473)     $(70,357)     $ 17,075      $(87,432)
                                                               --------      --------      --------      --------      --------

 Pro forma net loss per share:
      Net loss per share - basic and diluted                   $  (1.45)                                               $  (2.15)
      Weighted average shares - basic and diluted                39,366         1,270                                    40,636


          Refer also to the accompanying Notes to Pro Forma Condensed
                       Consolidated Financial Information

QUOKKA SPORTS, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED)

1. BASIS OF PRESENTATION

        The accompanying condensed consolidated financial statements and related notes of Quokka Sports, Inc. (the "Company") are unaudited. However, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. These combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 1999 included in the Company's Annual Report on Form 10-K for that period.

        In accordance with the rules and regulations of the Securities and Exchange Commission, unaudited condensed consolidated financial statements may omit or condense certain information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, the Company believes that the notes to the condensed consolidated financial statements contain disclosures adequate to make the information presented not misleading.

        The condensed consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the recorded amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and impact future operating results.


2. PERIODS PRESENTED

        The Company and ZoneNetwork.com, Inc.'s ("Zone") fiscal year ended on December 31. The accompanying unaudited pro forma statements of operations information gives effect to the merger of the Company and Zone as if such merger occurred as of January 1, 1999. The pro forma condensed consolidated statements of operations for the year ended December 31, 1999 reflect the results of operations of the Company for the year ended December 31, 1999, which includes the results of operations for the year ended December 31, 1999 of the Company's subsidiaries, combined with the results of operations of Zone for the year ended December 31, 1999. The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of beginning of the periods presented and should not be construed as being representative of future operating results.

        The pro forma condensed consolidated balance sheets as of December 31, 1999, combine the assets, liabilities and stockholders' equity of the Company at December 31, 1999 with the assets, liabilities and shareholders' equity of Zone as of December 31, 1999.


3. PURCHASE PRICE ALLOCATION

        Effective March 31, 2000, the Company acquired all the outstanding common stock and stock rights of Zone through the issuance of 1,411,639 shares the Company's common stock for a total purchase price of approximately $25.9 million including acquisition costs. Zone produces and operates web sites that offer digital content, products and services targeted to enthusiasts of skiing, snowboarding, hiking, mountain biking, and climbing. The acquisition has been accounted for using the purchase method of accounting and accordingly the purchase price has been allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the acquisition date. Of the total purchase price, approximately $34.2 million was allocated to intangible assets, including assembled workforce, customer base and goodwill. The intangible assets are amortized over their estimated useful lives of two years. The purchase price assumed for the Zone acquisition is an initial estimate of the purchase price and is subject to change (primarily as a result of the actual amount of Company Common Stock that is ultimately issued). The purchase price allocations for the Zone acquisition are based upon a preliminary valuation. This valuation could change when finalized upon closing of this transaction, based upon the facts and circumstances at that time. A change in the purchase price or the allocation of the purchase price could have a material effect on actual future results of the Company.


4. PRO FORMA ADJUSTMENTS

        The following pro forma adjustments have been made to the historical financial statements of the Company and Zone based upon assumptions made by management for the purpose of preparing the unaudited pro forma condensed consolidated financial statements:

        (a) To reclass acquisition-related and other charges and amortization of goodwill and purchased intangible assets for the year ended December 31, 1999.

        (b) To reclass the par value of the Company's shares issued for Zone outstanding shares.

        (c) To reflect cost and/or amortization over a two-year period of goodwill and purchased intangible assets associated with the acquisition of Zone.

        (d)  To record Zone merger costs incurred.

        (e)  To eliminate Zone's equity and redeemable common stock.

        (f)  To issue 1,411,639 shares of the Company's common stock.

5. PRO FORMA NET INCOME PER SHARE

        The pro forma combined basic net loss per share is based on the combined weighted average number of common shares of the Company's common stock and Zone's common stock outstanding for each period, calculated using the exchange ratios that resulted in the issuance of 1,411,639 shares of the Company's common stock for all of the outstanding shares of Zone as of March 31, 2000. All employee stock options have been included in the computation of pro forma combined diluted net income per share using the treasury stock method to the extent such instruments were dilutive for the periods presented. The adjustment to historical weighted average shares outstanding results from inclusion of actual shares issued or estimated shares to be issued in conjunction with the consummated or pending acquisition, respectively, as if such shares were outstanding from January 1, 1999. In accordance with the definitive purchase agreement, approximately 10% of the stock consideration to Zone (approximately 141,164 shares) will be held in a time-lapsing escrow account and have been excluded from the pro forma basic and diluted net loss per share for the year ended December 31, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       QUOKKA SPORTS, INC.
                                       (the Registrant)

                                       By: /s/ Les Schmidt
                                          ------------------------------------
                                       Les Schmidt
                                       Executive Vice President,
                                       Chief Financial Officer and Secretary

       Dated: May 10, 2000

                                  EXHIBIT INDEX

Exhibit
 Number        Description
 ------        -----------
   2.1*        Agreement and Plan of Merger and Reorganization, dated as of
               March 1, 2000, by and among the Registrant, ZoneNetwork.com, Inc.
               and Montana Acquisition Corporation.

   4.1*        Amended and Restated Investors' Rights Agreement, dated as of
               March 31, 2000, by and among the Registrant and the individuals and entities identified on Exhibit A thereto.


   * Previously filed with the Company's report on Form 8-K dated April 14, 2000. All attachments to exhibit 2.1 were omitted, but will be provided to the Securities and Exchange Commission supplementally upon request.

ZONENETWORK.COM, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of ZoneNetwork.com, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flow present fairly, in all material respects, the financial position of ZoneNetwork.com, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ PRICEWATERHOUSECOOPER LLP
-----------------------------

San Jose, California
March 30, 2000

ZONENETWORK.COM, INC.
BALANCE SHEET

                                                                                 DECEMBER 31,
                                                                                     1999
                                                                                 ------------
ASSETS
Current assets:
   Cash and cash equivalents                                                     $  1,927,453
   Restricted cash
                                                                                      115,000
   Accounts receivable                                                                576,245
   Inventory                                                                        2,384,034
   Other current assets                                                               232,952
                                                                                 ------------
       Total current assets                                                         5,235,684

Property and equipment, net                                                         2,147,391
Other assets                                                                           24,377
                                                                                 ------------

       Total assets                                                              $  7,407,452
                                                                                 ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                                             $  4,209,270
   Accounts payable                                                                 3,917,816
   Accrued liabilities                                                              1,717,177
                                                                                 ------------
       Total current liabilities
                                                                                    9,844,263

Long-term debt
                                                                                      379,634
                                                                                 ------------
       Total liabilities                                                           10,223,897
                                                                                 ------------

Commitments and contingencies (Notes 3 and 6)

Shareholders' equity:
   Preferred stock, $0.01 par value; shares authorized:
     25,000,000 in 1999; shares issued and outstanding:
     9,462,774 in 1999                                                                 94,628
   Common stock, $0.01 par value; shares authorized:
     50,000,000 in 1999; shares issued and outstanding:
     10,045,448 in 1999                                                               100,455
   Additional paid-in capital                                                      15,323,893
   Deferred compensation                                                             (101,728)
   Accumulated deficit                                                            (18,233,693)
                                                                                 ------------
       Total shareholders' deficit
                                                                                   (2,816,445)
                                                                                 ------------

         Total liabilities and shareholders' equity                              $  7,407,452
                                                                                 ------------

    The accompanying notes are an integral part of these financial statements

ZONENETWORK.COM, INC.
STATEMENT OF OPERATIONS

                                                       YEAR ENDED
                                                       DECEMBER 31,
                                                          1999
                                                       ------------
Revenues
  Merchandise sales                                    $  3,326,896
  Advertising and other                                   1,300,497
                                                       ------------
                                                          4,627,393
Cost of revenues
  Merchandise sales                                       4,072,842
  Advertising and other                                     283,641
                                                       ------------
                                                          4,356,483
Operating expenses
   Product development costs                              3,069,860
   Sales and marketing                                    8,177,290
   General and administrative                             2,279,803
                                                       ------------

                                                         13,526,953
                                                       ------------

Loss from operations                                    (13,256,043)

Other income, net                                            87,375
Other expenses                                              (98,730)
Interest expense                                           (205,758)
                                                       ------------

Net loss                                               $(13,473,156)
                                                       ------------

   The accompanying notes are an integral part of these financial statements

ZONENETWORK.COM, INC.
STATEMENT OF SHAREHOLDERS' DEFICIT
YEAR ENDED DECEMBER 31, 1999


                                                                                                         COMMON
                                                                                                       ADDITIONAL
                                    COMMON STOCK                      PREFERRED                          PAID-IN
                                       SHARES         PAR VALUE         SHARES          PAR VALUE        CAPITAL
                                    ------------     ------------     ------------     ------------    -----------
Balances at December 31, 1998          4,157,648     $     41,576               --     $         --    $ 6,405,468

2 for 1 stock split                    4,157,648           41,577                                          (41,577)
Deferred compensation related to
   grants of options and
   warrants to
   consultants                                                                                               3,024
Deferred compensation related to
   grants of options and
   warrants to
   employees                                                                                                13,174
Amortization of deferred
   compensation
Issuance of common stock upon
   exercise of stock options and         321,816            3,218                                           21,914
   warrants
Issuance of preferred stock upon
   exercise of warrants                                                    924,078            9,241         (745,581)
Issuance of warrants to Kibble &                                                                             4,185
Prentice
Issuance of warrants to Silicon                                                                             15,072
Valley Bank
Issuance of warrants to KLAS                                                                               118,313
(Landmark)
Noncash issuance of common stock
   pursuant to Sportsline USA            692,462            6,925                                          743,075
   agreement
Noncash issuance of common stock
   to consultants                          2,480               25                                            2,145
Proceeds from issuance of common
stock
   net of transactions costs             713,394            7,134                                          600,347
Proceeds from issuance of
preferred stock
   net of transaction costs                                              8,538,696           85,387
Net loss
                                    ------------     ------------     ------------     ------------    -----------

Balances at December 31, 1999         10,045,448     $    100,455     $  9,462,774     $     94,628    $ 7,139,559
                                    ------------     ------------     ------------     ------------    -----------

                                     PREFERRED
                                    ADDITIONAL
                                      PAID-IN         DEFERRED        ACCUMULATED
                                      CAPITAL       COMPENSATION        DEFICIT          TOTAL
                                    ------------     ------------     ------------     -----------
Balances at December 31, 1998       $         --     $   (235,255)    $(4,760,537)     $1,451,252

2 for 1 stock split                                                                             --
Deferred compensation related to
   grants of options and
   warrants to
   consultants                                             (3,024)                              --
Deferred compensation related to
   grants of options and
   warrants to
   employees                                              (13,174)                              --
Amortization of deferred                                  149,725                          149,725
   compensation
Issuance of common stock upon
   exercise of stock options and                                                            25,132
   warrants
Issuance of preferred stock upon
   exercise of warrants                  736,340                                                --
Issuance of warrants to Kibble &                                                             4,185
Prentice
Issuance of warrants to Silicon                                                             15,072
Valley Bank
Issuance of warrants to KLAS                                                               118,313
(Landmark)
Noncash issuance of common stock
   pursuant to Sportsline USA                                                              750,000
   agreement
Noncash issuance of common stock
   to consultants                                                                            2,170
Proceeds from issuance of common
stock
   net of transactions costs                                                               607,481
Proceeds from issuance of
preferred stock
   net of transaction costs            7,447,994                                          7,533,381
Net loss                                                               (13,473,156)    (13,473,156)
                                    ------------     ------------     ------------     -----------

Balances at December 31, 1999       $  8,184,334     $   (101,728)    $(18,233,693)     (2,816,445)
                                    ------------     ------------     ------------     -----------



   The accompanying notes are an integral part of these financial statements

ZONENETWORK.COM, INC.
STATEMENT OF CASH FLOW

                                                                                  YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                     1999
                                                                                  ------------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                                                       $(13,473,156)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                                   392,437
       Common stock issuance to Sportsline USA, Inc.                                   750,000
       Amortization of deferred compensation expense                                   149,725
       Amortization of warrants issued with debt                                       123,254
       Change in operating assets and liabilities:
         Restricted cash                                                               (40,000)
         Accounts receivable                                                          (466,152)
         Inventory                                                                  (2,232,139)
         Advances and prepaid expenses                                                (184,346)
         Accounts payable                                                            3,355,492
         Other current liabilities                                                   1,647,149
         Deferred compensation to shareholder                                          (46,500)
                                                                                  ------------
           Net cash used in operating activities                                   (10,024,236)
                                                                                  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment                                            (2,285,927)
           Net cash used in investing activities                                    (2,285,927)
                                                                                  ------------

                                                                                  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable to bank                                                  600,000
   Proceeds from note payable to KLAS                                                4,000,000
   Proceeds from notes payable to lessor                                                35,000
   Payments of notes payable to shareholders                                          (149,416)
   Payments of note payable to bank                                                   (109,271)
   Payments of notes payable to lessor                                                  (4,296)
   Payment of capital lease obligation                                                  (6,324)
   Proceeds from issuance of common stock                                              634,782
   Proceeds from issuance of preferred stock                                         7,533,381
           Net cash provided by financing activities                                12,533,856
                                                                                  ------------

Net increase in cash and cash equivalents                                              223,693
Cash and cash equivalents at beginning of year                                       1,703,760
                                                                                  ------------

Cash and cash equivalents at end of year                                          $  1,927,453
                                                                                  ------------

Supplemental cash flow information:
Warrants issued for financing commitments                                              134,015
Common stock issuance to Sportsline USA, Inc.                                          750,000


   The accompanying notes are an integral part of these financial statements

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS

1.      NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF THE BUSINESS

        ZoneNetwork.com, Inc. (the "Company") founded in December 1995, provides content, commerce and community to targeted vertical markets. - The Company launched MountainZone.com in March of 1996 to capitalize on the growing popularity of outdoor sports and the explosive growth of the World Wide Web as a new mass medium. MountainZone.com targets individuals interested in skiing, snowboarding, mountain biking, climbing and hiking.

        In March 1999, the Company changed its name to ZoneNetwork.com, Inc. from The Zone Network, Inc.

        CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid debt instruments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

        RESTRICTED CASH

        Restricted cash consists of a standby letter of credit which is used as collateral for the accounts payable to Columbia Sportswear Company.

        INVENTORY

        Inventory consists of outdoor gear and apparel, books, videos, prints and maps, and is valued at the lower of cost or market, cost being determined using the first-in, first-out method.

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost less accumulated depreciation and amortization, which includes the amortization of assets recorded under capital leases. Fixed assets are depreciated on a straight-line basis over the estimated useful lives of the assets (generally three to five years). Property and equipment purchased under capital leases are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term.

        Maintenance and repairs, which neither materially add to the value of the property nor prolong its life, are charged to expense as incurred. Gains or losses on dispositions of capital assets are included in income in the year of disposition.

        REVENUE RECOGNITION

        The Company earns its merchandise revenue from the sale of outdoor apparel and gear through its online retail store and online auction. Merchandise revenues, net of discounts and returns, are recognized when the products are shipped to customers. The Company provides a provision for anticipated sales returns.

        The Company earns its advertising revenue from the sale of website advertisements on short-term contracts. Advertising revenue is recognized ratably over the period in which the advertisement is displayed. Deferred revenue results from billings in excess of recognized revenue. Advertising revenues recognized on barter transactions are recorded at the lower of the estimated fair value of the advertisements received or the estimated fair value of advertisements given. Barter revenue was $320,726 for the year ended December 31, 1999.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        The Company earns content revenue from the licensing of its content. Content revenue has not been material to date.

        COST OF REVENUES -- MERCHANDISE SALES

        Cost of revenues for merchandise sales includes product costs, product fulfillment and inbound and outbound shipping costs.

        CONCENTRATION OF CREDIT RISK

        Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high credit, quality financial institutions. Merchandise sales to customers located predominantly in the US comprise roughly 72% of the Company's revenue. Payments made by merchandise customers are settled through customer credit cards and, as a result, collection is made upon processing of the credit card transactions. As of December 31, 1999, approximately $227,000 of credit card transactions to be processed was outstanding in accounts receivables. The balance of accounts receivable is comprised of advertising customers located primarily in the U.S. Typical terms are 90 days after the completion of the advertising campaign. AdSmart, the Company's advertising sales representative generated about 42% of the advertising revenue and comprised 48% of the outstanding advertising accounts receivable at December 31, 1999. In terms of total revenues and total accounts receivable, this represents 11% and 30% respectively.

        PRODUCT DEVELOPMENT COSTS

        Product development costs include expenses incurred by the Company to develop and enhance the Company's website. Product development costs are expensed as incurred. The Company recognizes website development costs in accordance with the Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." As such, the Company expenses all costs incurred in the planning and post implementation phases of development. The Company also expenses costs associated with the insignificant modifications to the existing site and the development of website content as incurred.

        ADVERTISING COSTS

        The Company expenses advertising costs as incurred. Advertising cost for the year ended December 31, 1999 was $3,536,289.

        INCOME TAXES

        The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

        STOCK-BASED COMPENSATION

        Employee stock options are accounted for under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") "Accounting for Stock Issued to Employees," Statement of Financial Accounting Standards No. 123 ("SFAS No. 123") "Account for Stock-Based Compensation" and related interpretations.

        USE OF ESTIMATES AND ASSUMPTIONS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        IMPAIRMENT OF LONG-LIVED ASSETS

        The Company periodically evaluates its long-lived assets for financial impairment and continues to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of such assets against the estimated undiscounted future cash flows associated with these assets. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the carrying value of the assets are reduced to their fair values. No losses for impairment have been recognized.

        COMPREHENSIVE INCOME

        The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," effective January 1, 1998. This Statement requires the disclosure of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is the change in equity from transactions and other events and circumstances other than those resulting from investments by owners and distributions to owners. This Statement had no impact on the Company and, accordingly, no separate statement of comprehensive income has been presented.

        SEGMENT INFORMATION

        The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS No. 131") "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 31, 1997. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. Management uses one measurement of profitability and does not desegregate its business for internal reporting.

        RECENT ACCOUNTING PRONOUNCEMENTS

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133") "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. The Statement, which is effective for the Company in 2000, requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. The Company is assessing the requirements of SFAS No. 133 and the effects, if any, on the Company's financial position, results of operations and cash flows.

        In July 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137 ("SFAS 137") "Accounting with Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133," which deferred the effective date until the first fiscal quarter ending June 30, 2000. The Company will adopt SFAS 133 in its quarter ending June 30, 2000. The Company has not engaged in hedging activities or invested in derivative instruments.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles (GAAP) to revenue recognition in financial statements. The Company intends to adopt SAB 101 in the quarter beginning July 1, 2000. Although the Company believes its revenue recognition policies are in accordance with GAAP, the Company is currently studying SAB 101 and has not determined its impact on the Company's financial statements.

        In April 2000, FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25" ("FIN 44") was issued. FIN 44 clarifies the application of APB No. 25 for only certain issues. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying APB No. 25, the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. The Company has not yet determined the impact, if any, of adopting FIN 44.


2.      PROPERTY AND EQUIPMENT

        A summary of property and equipment is as follows:

                                                         DECEMBER 31,
                                                            1999
                                                         -----------
Computer equipment                                       $ 1,146,599
Furniture and other equipment                                 94,277
Equipment from capital leases                                 44,411
Software                                                   1,193,043
Leasehold improvements                                       192,057
                                                         -----------

                                                           2,670,387

Accumulated depreciation and amortization                   (522,996)
                                                         ===========

                                                         $ 2,147,391
                                                         ===========


        Accumulated amortization for assets purchased under capital leases was $36,181 at December 31, 1999.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.      LONG-TERM DEBT

        Long-term debt consists of the following:

                                         DECEMBER 31,
                                            1999
                                         -----------
Note payable to KLAS                     $ 4,000,000
Note payable to bank                         535,684
Capital lease obligations                     12,516
Note payable to shareholder                   10,000
Notes payable to lessors                      30,704
                                         -----------
                                           4,588,904

Less:  Current portion                    (4,209,270)
                                         -----------

                                         $   379,634
                                         ===========


        NOTE PAYABLE TO KLAS

        The note payable to KLAS represents a bridge loan dated November 15, 1999 by KLAS, Inc. in connection to a Loan and Security agreement with the Company and Landmark Communications. The loan is collateralized by the Company's assets. The note is due and payable in full in one lump sum payment on the earliest of: (a) that date on which an equity investment by KLAS in Company closes; (b) that date on which any similar equity investment in Company closes; or (c) the one hundred fiftieth day after the date of this note. The initial annual interest rate is 11% increasing to 12% on the sixtieth day after the date of the note. The interest raises to 13% and increases 1% on the first day of each month thereafter on any outstanding balance after maturity. In conjunction with this agreement, a warrant was issued to purchase 169,503 shares of Series B Preferred Stock at an exercise price of $0.948. The number of shares purchasable increases if the loan remains outstanding after maturity. The fair value of this warrant was calculated at $118,313 using the Black-Scholes valuation model. In calculating the fair value of the warrant, the Company uses interest risk free rate of 6.32%, volatility rate of 70% and the respective instrument's exercise period.

        NOTE PAYABLE TO BANK

        The note payable to bank represents an equipment financing loan collateralized by the Company's existing and future equipment purchases. The note is due and payable in 36 monthly installments commencing October 1, 1999. The note bears interest at 2.75% over the treasury rate determined on the funding date (8.45% at December 31, 1999). In connection with this agreement, a warrant was issued to purchase 27,429 shares of common stock at an exercise price of $0.875 or the price given for the Company's Series B round of equity financing provided the event occurs prior to February 9, 2000. The fair value of the warrant was calculated at $15,072 using the Black-Scholes valuation model and is being amortized over the warrant term. In calculating the fair value of the warrant, the Company uses interest risk free rate of 6.01%, volatility rate of 70% and the respective instrument's exercise period.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        CAPITAL LEASE OBLIGATIONS

        The Company has acquired certain office and computer equipment under capital leases which expire at various dates through 2001. The capital leases, which bear interest in the range of 10.3% to 12.9%, are collateralized by the related assets.

        NOTES PAYABLE TO SHAREHOLDERS

        During 1999, the Company repaid $149,416 of the outstanding notes payable to shareholders balance at December 31, 1998. The $10,000 remaining balance at December 31, 1999 is payable on demand to a certain shareholder, following the next significant round of financing. The note is interest free.

        NOTE PAYABLE TO LESSOR

        The note payable to lessor represents a tenant improvement loan in connection with the lease agreement of the premises. The note is due and payable in 57 monthly installments commencing April 1999. The note bears interest at 12%.

        As of December 31, 1999, future minimum payments under the notes payable to KLAS, the bank and lessors and capital lease obligations are as follows:

                                           NOTE         CAPITAL
                                         PAYABLE         LEASES           TOTAL
                                       -----------     -----------     -----------
YEARS ENDING DECEMBER 31,
   2000                                $ 4,200,669     $     9,695     $ 4,210,364
   2001                                    209,515           4,040         213,555
   2002                                    171,420              --         171,420
   2003                                      9,100              --           9,100
                                       -----------     -----------     -----------

Total future principal and minimum
   lease payments                        4,590,704          13,735       4,604,439

Less:  Amount representing interest             --          (1,219)         (1,219)
Less:  Discount on note payable            (14,316)             --         (14,316)
                                       -----------     -----------     -----------

                                         4,576,388          12,516       4,588,904

Less:  Current portion                  (4,200,669)         (8,601)     (4,209,270)
                                       -----------     -----------     -----------

                                       $   375,719     $     3,915     $   379,634
                                       ===========     ===========     ===========

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.      INCOME TAXES

        The primary components of the net deferred tax asset are:

                                                    1999
                                                 -----------
Net operating loss carryforward                  $ 5,726,747
Allowances and reserves                              235,234
                                                 -----------
       Total deferred tax asset                    5,961,981

Accelerated depreciation                              (2,904)
Valuation allowance                               (5,959,077)
                                                 -----------

       Net deferred tax assets                   $        --
                                                 -----------

        As of December 31, 1999, the Company has net operating loss carryforwards of $16,843,374 for federal tax purposes expiring in 2011 through 2019. Due to changes in the Company's ownership in 1999 and prior years, the amount of net operating losses available to offset future federal income tax liabilities may be limited. The amount of such limitation, if any, has not been determined. The Company has recorded a valuation allowance against its deferred tax assets due to uncertainty regarding the future realization of its net operating loss.

        The effective income tax rate differs from the federal statutory income tax rate of 34% primarily as a result of the change in the valuation allowance. The difference between the Company's effective income tax rate and the Federal statutory rate is reconciled below.

                                                   1999
                                                 ---------
Federal tax rate                                    (34.00)%
Change in valuation allowance                        33.27%
Other                                                 0.73%
                                                 ---------

       Net tax rate                                   0.00 %
                                                 ---------

5.      SHAREHOLDERS' EQUITY

        PREFERRED STOCK

        Preferred stock may be issued in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as the Board of Directors of the Company may determine at the time of issuance. In July 1998, the Company amended its Articles of Incorporation to authorize the issuance of up to 25,000,000 shares of preferred stock. In September 1999 and November 1999, the Company amended its Articles of Incorporation designating 3,690,986 as Series A-1 and 12,500,000 as Series B, respectively. As of December 31, 1999, 9,462,774 shares of Series A and A-1 preferred stock has been issued.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        In March 1999, the Company issued 4,847,710 shares of Series A preferred stock upon the exercise of Fingerhut warrants, for total proceeds of approximately $4.0 million.

        In September 1999, the Company issued 3,690,986 shares of Series A-1 preferred stock and 924,078 shares of series A preferred stock upon the exercise of Fingerhut warrants for total proceeds of approximately $3.5 million.

        COMMON STOCK

        As a part of its amendment to the Articles of Incorporation in March 1999, the Company increased the authorized number of common shares to 50,000,000.

        On February 9, 1999, the Board of Directors approved a two for one stock split for all common shares outstanding. Share amounts presented have been retroactively adjusted to reflect the effect of the split. The Company has the right to repurchase all or any portion of common stock made available for sale or transfer by a shareholder.

        During 1999, the Company issued 2,480 shares of common stock to consultants with fair value of $2,170 in exchange for services provided.

        In September 1999, the Company entered into a strategic alliance with Sportsline USA Inc. in which Company would be an exclusive provider of certain content and commerce categories within the SportsLine Service and SportsLine Shopping Network. The three year agreement called for the Company to design, create, and maintain a co-branded site and company store. In exchange for the integration of the co-branded site within the SportsLine Service and related promotion of the Company and the co-branded site, the Company was to pay SportsLine over a three year period approximately $10 million. In consideration for the Company's production and delivery of the co-branded site, SportsLine was to pay the Company roughly $1.5 million. In addition, the Company issued 692,462 shares of the Company's common stock equal to three percent ownership of the fully diluted Company shares to SportsLine.

        In February 2000, the agreement was mutually terminated in connection with the sale of the Company.

        WARRANTS

        In connection with the sale of common stock to Fingerhut in December 1998, the Company issued to Fingerhut a series of warrants to purchase shares of the Company's common stock. For total cash proceeds of $745,581, Fingerhut received the following warrants: a warrant to purchase 462,039 shares of common stock for an aggregate exercise price of $1.00; a warrant to purchase that number of common shares representing 20.2% of the Company's equity then outstanding for an aggregate exercise price of $4.04 million; a warrant to purchase that number of common shares representing 5.0% of the Company's equity then outstanding for an aggregate exercise price of $1.5 million; and a warrant to purchase that number of shares of common stock representing 5.0% of the Company's equity then outstanding for an aggregate exercise price of $2.0 million. Unless sooner exercised, all such warrants expire on the earlier of December 31, 2000, or the consummation of an underwritten public offering of the Company's securities in which the deemed market capitalization of the Company is at least $75 million.

        In March 1999 and September 1999, Fingerhut warrants were exercised and modified to allow for the issuance of Series A preferred stock upon exercise of the warrant.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        In November, 1999, the Company issued a warrant to purchase 169,503 shares of Series B preferred stock with an exercise price of $0.948 per share, in connection with a $4.0 million bridge loan, pursuant to a Loan and Security Agreement with Landmark Communications. The aggregate number of preferred shares purchasable increases to 421,941 if the loan is not paid in full by April 13, 2000 and increases by 42,194 shares per month thereafter until the loan is paid in full. The warrant expires after November 15, 2009. The Company determined the fair value of the warrant to be $118,313 using the Black-Scholes option pricing model. The fair value of the warrant was recorded as interest expense in 1999.

        During 1999, the Company issued two warrants to purchase common stock at an exercise price of $0.875. The warrant issued in connection with the equipment financing loan entitled the holder to purchase 27,429 shares. The Company determined the fair value of the warrant to be $15,072 using the Black-Scholes option pricing model. The fair value of the warrant was recorded as a discount to the loan amount and was amortized as interest expense over five years. The warrant issued in connection with financing services entitled the holder to purchase 4,848 shares. The Company determined the fair value of the warrant to be $4,185, which was expensed upon issuance.

        STOCK OPTION PLAN

        In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "Plan"), which provides for the issuance of incentive stock options ("ISO's") and non-qualified stock options to eligible individuals responsible for the management, growth and financial success of the Company. The Company initially reserved 650,000 shares of common stock for issuance under the Plan. The Board of Directors subsequently approved increases to the number of shares reserved for the Plan, the most recent increase being in September 1999 to a total of 5,628,875 shares.

        ISOs may be issued only to employees of the Company and have a maximum term of 10 years from the date of grant. The exercise price for ISOs may not be less than 100% of the estimated fair market value of the common stock at the time of the grant. In the case of options granted to holders of more than 10% of the voting power of the Company, the exercise price may not be less than 110% of the estimated fair market value of the common stock at the time of grant, and the term of the option may not exceed five years. Options become exercisable in whole or in part from time to time as determined by the Board of Directors, which will administer the Plan. Generally, options granted under the plan vest 33.33% one year after the beginning of the vesting period and, thereafter, 8.33% per quarter such that all options will be vested at the end of three years.

        DEFERRED STOCK COMPENSATION

        During 1999, the Company issued stock options to certain employees under the 1996 Stock Option Plan with exercise prices below the deemed fair market value of the Company's common stock at the date of grant. In accordance with the requirements of APB 25, the Company has recorded deferred compensation for the difference between the exercise price of the stock options and the fair market value of the Company's stock at the date of grant. This deferred compensation is amortized to expense over the period during which the options become exercisable, generally three years. As of December 31, 1999, the Company has recorded deferred compensation related to these options in the total amount of $13,174. The total deferred compensation amortized to expense during 1999 was $149,725.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        The following summarizes the activity under the 1996 Stock Option Plan:

                                                                WEIGHTED-
                                  SHARES          NUMBER         AVERAGE
                                 AVAILABLE          OF          EXERCISE
                                 FOR GRANT        SHARES         PRICE
                                 ----------     ----------     ----------
Balances at December 31, 1998       815,557      2,904,477     $     0.82
    Options authorized            1,828,875             --             --
    Options granted              (2,061,911)     2,061,911     $     0.85
    Options exercised                    --       (210,274)    $     0.09
    Options cancelled                65,278        (65,278)    $     0.72
                                 ----------     ----------     ----------

Balances at December 31, 1999       647,799      4,690,836     $     0.62


        The following table summarizes information about stock options outstanding under the Plan at December 31, 1999:

                           OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
               ------------------------------------------       ---------------------------
                                WEIGHTED-
                                 AVERAGE        WEIGHTED-                       WEIGHTED
                                REMAINING       AVERAGE                         AVERAGE
EXERCISE         NUMBER        CONTRACTUAL      EXERCISE         NUMBER         EXERCISE
 PRICE         OUTSTANDING        LIFE           PRICE         EXERCISABLE        PRICE
---------       ---------       ---------       ---------       ---------       ---------
$   0.050         930,900            6.31       $   0.050         930,900          $0.050

$   0.200         200,000            6.61       $   0.200         200,000          $0.200

$   0.325         100,000            4.15       $   0.325         100,000          $0.325

$   0.400         114,125            5.55       $   0.400         112,458          $0.400

$   0.500         376,000            8.63       $   0.500         186,333          $0.500

$   0.550         166,300            7.57       $   0.550         126,425          $0.550

$   0.825         222,122            8.06       $   0.825         133,788          $0.825

$   0.875       2,581,389            9.38       $   0.875         419,942          $0.875
---------       ---------       ---------       ---------       ---------       ---------

                4,690,836            8.26       $   0.615       2,209,846          $0.364
                ---------       ---------       ---------       ---------       ---------


        At December 31, 1999, 2,209,846 options were exercisable with a weighted-average exercise price of $0.364 per share.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        PRO FORMA STOCK COMPENSATION

        The Company has adopted the disclosure only provisions of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." Pro forma information regarding the net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value of options granted in 1999 was estimated at the date of grant using the minimum value method allowed for non-public companies assuming no expected dividends and the following weighted-average assumptions: risk-free interest rates of 5.50% to 6.00%; volatility of 0%; and an expected life of 4 years.

        For purposes of the pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting periods. If the Company had accounted for compensation expense related to stock options under the fair value method prescribed by SFAS No. 123, the net loss for the years ended December 31, 1999 would have been as follows:

                                            YEAR ENDED
                                            DECEMBER 31,
                                               1999
                                            ------------
Net loss
   As reported                              $(13,473,156)
   Pro forma                                $(13,591,747)

        Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

        The weighted-average grant date fair value of stock options granted in 1999 was $0.88.

        During 1999, options to purchase 40,000 shares of the Company's common stock, with weighted-average exercise prices of $0.55 per share and weighted-average fair values of $0.88 per share were granted with an exercise price below the estimated market value of the common stock at the date of grant.

        OPERATING LEASE COMMITMENTS

        The Company leases office facilities and certain office equipment under various operating leases. In July 1999, the Company entered into a one year lease agreement for additional office space. The lease includes one option to extend the lease term for a two year period. Future minimum lease payments for the leases are as follows:

YEARS ENDING DECEMBER 31,
             2000                               $ 230,389
             2001                                 203,172
             2002                                 212,856
             2003                                 222,528
                                                ----------

                                                $ 868,945
                                                ----------

   Operating lease expense was $189,645 for the year ended December 31, 1999.

ZONENETWORK.COM, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

        Subsequent Events

        On December 23, 1999, Company management received notice from Landmark Communication, Inc. ("Landmark") that Landmark would not proceed with its contemplated equity investment of $20,000,000 in the Company. As a result, on December 28, 1999, the Company's Board of Directors directed management to limit its cash outflows and to engage an investment banker to pursue the sale of the Company.

        Company management retained BankBoston Robertson Stephens to facilitate the sale of the Company and communicated to certain creditors of the Company that payment of outstanding invoices would be deferred until no earlier than the completion of a sale transaction. On January 24, 2000, the Company signed a letter of intent for the purchase of the Company by Quokka Sports, Inc. ("Quokka"). On March 1, 2000, Quokka and the Company entered into an Agreement and Plan of Merger and Reorganization, which closed on March 31, 2000. On April 4, 2000, Quokka management began authorizing payment of past due invoices to Company creditors.

        Pursuant to the acquisition of the Company by Quokka, several events took place:

        - Company terminated its contract with Sportsline USA, Inc.. effective February 29, 2000

        - Company entered into an e-commerce fulfillment agreement with Fingerhut Business Services, Inc., effective January 29, 2000.

        - Effective with the closing of the merger, Quokka became guarantor of the Silicon Valley Bank note agreement

        - On March 31, 2000, management of Landmark agreed to extend the terms of the $4,000,000 note between the Company and KLAS, Inc.

        - On April 19, 2000, management gave notice to the Company's advertising agent, AdSmart, that the Company would terminate its agency agreement.